Exhibit 10.6

Translation

Call Option Agreement

between

[                    ]

and

[                    ]

and

The9 Computer Technology Consulting (Shanghai) Co., Ltd.

Regarding

Shanghai Jiucheng Information Technology Co., Ltd.

                     2004

Translation

Call Option Agreement

This [                    ] Option Agreement (hereinafter this “Agreement”) is entered into in Shanghai of the People’s Republic of China (hereinafter “PRC”) as of              2004 by and between the following Parties:

(1)	[ ], a PRC citizen, with his identity card number of [ ] and his domicile address at [ ], Shanghai, PRC;

(2)	[ ], a PRC citizen, with his identity card number of [ ] and his domicile address of [ ], Shanghai, PRC;

(The above two individuals hereinafter individually or collectively the “Existing Shareholder(s)”); and

(3)	The9 Computer Technology Consulting (Shanghai) Co., Ltd., a company with limited liability established upon registration in Shanghai of the PRC with its registered address at B-44 No. 498 Guoshoujing Road, Zhangjiang Hi-tech Park, Shanghai, PRC (hereinafter “The9 Computer”).

Any single Party hereinafter a “Party” and all Parties collectively the “Parties”.

Whereas:

(1)	The Existing Shareholders are the enrolled shareholders of Shanghai Jiucheng Information Technology Co., Ltd. (a company with limited liability established and validly existing under the PRC Law with its registered address at No. 8885 Hutai Road, Shanghai, PRC, hereinafter “Shanghai IT”), legally holding all the equity of Shanghai IT, and their contributions to and their equity shares in the registered capital of Shanghai IT as of the date of this Agreement are as set out in Appendix I hereto.

(2)	The Existing Shareholders intend to transfer to The9 Computer, and The9 Computer is willing to accept, all their respective equity share in Shanghai IT, subject to PRC Law.

(3)	In order to realize the above equity transfer, the Existing Shareholders agree to jointly grant The9 Computer with an irrevocable option for equity transfer (hereinafter the “Transfer Option”), under which and to the extent as permitted by the PRC Law, the Existing Shareholders shall on demand of The9 Computer transfer the Option Equity (as defined below) to The9 Computer and/or any other entity or individual designated by it in accordance with the provisions contained herein.

Translation

The Parties hereby have reached the following agreement upon mutual consultations:

Article 1 - Definition

1.1	Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“PRC Law” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

“Option Equity” shall mean, in respect of each of the Existing Shareholders, all its respective equity share in the Shanghai IT Registered Capital (as defined below); and in respect of both Existing Shareholders, the equity accounting for 100% of the Shanghai IT Registered Capital.

“Shanghai IT Registered Capital” shall mean the registered capital of Shanghai IT on the date of this Agreement, i.e., RMB3,000,000, and shall include any expanded registered capital as the result of any capital increase within the term of this Agreement.

“Transferred Equity” shall mean the equity of Shanghai IT which The9 Computer has the right to require the Existing Shareholders to transfer to it or its designated entity or individual when The9 Computer exercises its Transfer Option (hereinafter the “Exercise of Option”) in accordance with Article 3.2 herein, the amount of which may be all or part of the Option Equity and the details of which shall be determined by The9 Computer at its own discretion in accordance with the then valid PRC Law and from its commercial consideration.

“Transfer Price” shall mean all the considerations which The9 Computer or its designated entity or individual is required to pay to the Existing Shareholders in order to obtain the Transferred Equity upon each Exercise of Option. The total Transfer Price which The9 Computer or its designated entity or individual shall pay to each of the Existing Shareholders upon each Exercise of Option by The9 Computer shall be RMB1. If there are any mandatory regulations on the then Transfer Price under the PRC Law, The9 Computer or its designated entity or individual shall have the right to pay the Transfer Price at the lowest price to the extent as permitted by the PRC Law in accordance with the PRC Law.

“Business Permits” shall mean any approvals, permits, filings, registrations etc. which Shanghai IT is required to have for legally and validly operating its internet information services and all such other businesses, including but not limited to the Business License of the Corporate Legal Person, the Tax Registration Certificate, the Permit for Operations of Value-added Telecommunication Businesses in respect of the business operations in internet information services, the filing of internet electronic

Translation

announcement services, the Network Cultural Business Permit for operating internet cultural products containing network games, the approval document number from internet publication institutions required for operating network games, the filing of the units producing electronic publications required for producing electronic publications, the permit for operations of value-added telecommunication business in respect of the business operations in message services and such other relevant licenses and permits as required then by PRC Laws;

“Shanghai IT Assets” shall mean all the tangible and intangible assets which Shanghai IT owns or has the right to use during the term of this Agreement, including but not limited to any immoveable and moveable assets, and such intellectual property rights as trademarks, copyrights, patents, proprietary know-how, domain name, software use right;

“Material Agreement” shall mean an agreement to which Shanghai IT is a party and which has a material impact on the businesses or assets of Shanghai IT, including but not limited to the Exclusive Technical Service Agreement and the Master Agreement between Shanghai IT and The9 Computer and other agreements regarding the profit distribution, technical services and information release under network games;

“Loan Agreement” shall mean the loan agreement entered into between the Existing Shareholders and The9 Computer.

1.2	The references to any PRC Law herein shall be deemed (1) to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and (2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

Article 2 – Grant of Transfer Option

The Existing Shareholders hereby separately and jointly agree to grant The9 Computer hereby irrevocably and without any additional conditions with a Transfer Option, under which The9 Computer shall have the right to require the Existing Shareholders to transfer the Option Equity to The9 Computer or its designated entity or individual in such method as set out herein and as permitted by the PRC Law. The9 Computer also agrees to accept such Transfer Option.

Article 3 – Method for Exercise of Option

3.1	To the extent as permitted by the PRC Law, The9 Computer shall have the absolute discretionary right to determine the specific time, method and times of its Exercise of Option.

Translation

3.2	If the then PRC Law permits The9 Computer and/or other entity or individual designated by it to hold all the equity of Shanghai IT, then The9 Computer shall have the right to elect to exercise all of its Transfer Option at once, where The9 Computer and/or other entity or individual designated by it shall accept all the Option Equity from the Existing Shareholders at once; if the then PRC Law permits The9 Computer and/or other entity or individual designated by it to hold only part of the equity in Shanghai IT, The9 Computer shall have the right to determine the amount of the Transferred Equity within the extent not exceeding the upper limit of shareholding ratio set out by the then PRC Law (hereinafter the “Shareholding Limit”), where The9 Computer and/or other entity or individual designated by it shall accept such Transferred Equity from the Existing Shareholders. In the latter case, The9 Computer shall have the right to exercise its Transfer Option at multiple times in line with the gradual deregulation of the PRC Law on the permitted Shareholding Limit, with a view to ultimately acquiring all the Option Equity.

3.3	At each Exercise of Option by The9 Computer, each of the Existing Shareholders shall transfer the proportionate part of its equity in Shanghai IT to The9 Computer and/or other entity or individual designated by it in accordance with his shareholding ratio in Shanghai IT and the amount of the Transferred Equity determined by The9 Computer in such Exercise of Option. The9 Computer and other entity or individual designated by it shall pay the Transfer Price to each of the Existing Shareholders for the Transferred Equity accepted in each Exercise of Option.

3.4	In each Exercise of Option, The9 Computer may accept the Transferred Equity by itself or designate any third party to accept all or part of the Transferred Equity.

3.5	On deciding each Exercise of Option, The9 Computer shall issue to both Existing Shareholders a notice for exercising the Transfer Option (hereinafter the “Exercise Notice”, the form which is set out as Appendix II hereto). The Existing Shareholders shall, upon receipt of the Exercise Notice, forthwith transfer all the Transferred Equity in a lump sum to The9 Computer and/or other entity or individual designated by The9 Computer in such method as described in Article 3.3 herein.

3.6	The Existing Shareholders hereby jointly and severally undertake and guarantee that once The9 Computer issues the Exercise Notice:

(1)	it shall immediately hold a shareholders’ meeting and adopt a resolution through the shareholders’ meeting, and take all other necessary actions to agree to the transfer of all the Transfer Option to The9 Computer and/or other entity or individual designated by it at the Transfer Price;

Translation

(2)	it shall immediately enter into an equity transfer agreement with The9 Computer and/or other entity or individual designated by it for transfer of all the Transferred Equity to The9 Computer and/or other entity or individual designated by it at the Transfer Price;

(3)	it shall provide The9 Computer with necessary support (including providing and executing all the relevant legal documents, processing all the procedures for government approvals and registrations and bearing all the relevant obligations) in accordance with the requirements of The9 Computer and of the laws and regulations, in order that The9 Computer and/or other entity or individual designated by it may take all the Transferred Equity free from any legal defect.

3.7	At the meantime of this Agreement, both Existing Shareholders shall respectively enter into a power of attorney (hereinafter the “Power of Attorney”, the form of which is set out as Appendix III hereto), entrusting any person designated by The9 Computer to, on its behalf in accordance with this Agreement, enter into any and all of the legal documents necessary for The9 Computer and/or other entity or individual designated by it to take all the Transferred Equity free from any legal defect. Such Power of Attorney shall be delivered for custody by The9 Computer and The9 Computer may, at any time if necessary, require both Existing Shareholders to enter into multiple copies of the Power of Attorney respectively and deliver the same to the relevant government department.

3.8	Where the Transfer Price in each Exercise of Option is RMB1, the transferee of the Transferred Equity shall at the meantime bear the obligation of repayment which the Existing Shareholders transferring the equity have under the Loan Agreement in relevant proportion of the Transferred Equity so received; where the Transfer Price is higher than RMB1, the Transfer Price to be paid by the transferee shall first be used to repay the borrowings of the relevant Existing Shareholders under the Loan Agreement, and upon completion of such repayment, the borrowing amount borne by the Existing Shareholders under the Loan Agreement in excess of the amount of contributions to the Shanghai IT Registered Capital upon such Exercise of Option by it shall be borne by the transferee of the Transferred Equity.

Article 4 – Representations and Warranties

4.1	Each of the Existing Shareholders hereby jointly and severally represents an warrants as follows:

4.1.1	it is a PRC citizen with full capacity, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

Translation

4.1.2	its has full power to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power to complete the transaction referred to herein. This Agreement shall be executed and delivered by it legally and properly. This Agreement constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions.

4.1.3	it is the enrolled legal owner of the Option Equity as of the effective date of this Agreement, and except the rights created by this Agreement, there is no lien, pledge, claim and other encumbrances and third party restrictions on the Option Equity. In accordance with this Agreement, The9 Computer and/or other entity or individual designated by it may, upon the Exercise of Option, obtain the proper title to the Transferred Equity free from any lien, pledge, claim and other encumbrances and third party restrictions.

4.1.4	Shanghai IT shall obtain complete Business Permits as necessary for its operations upon this Agreement taking effect, and Shanghai IT shall have sufficient rights and qualifications to operate within PRC the businesses of internet information services, electronic announcement services, message services, operations of network games and other value-added telecommunication business relating to its current business structure. Shanghai IT has conducted its business legally since its establishment and has not incurred any cases which violate or may violate the regulations and requirements set forth by the departments of commerce and industry, tax, telecommunication, culture, new release, quality technology supervision, labor protection, social security and other governmental departments or any disputes in respect of the breach of contract.

4.2	The9 Computer hereby represents and warrants as follows:

4.2.1	The9 Computer is a company with limited liability properly registered and legally existing under the RPC Law, with an independent corporate legal person status. The9 Computer has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

4.2.2	The9 Computer has the full internal power and authority within its company to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authority to complete the transaction referred to herein.

Translation

Article 5 – Undertakings by Existing Shareholders

The Existing Shareholders hereby jointly and severally undertake as follows:

5.1	it must take all necessary measures during the term of this Agreement to ensure that Shanghai IT is able to obtain all the Business Permits promptly and all the Business Permits to remain in effect at any time.

5.2	Without the prior written consent by The9 Computer during the term of this Agreement,

5.2.1	no Existing Shareholders shall transfer or otherwise dispose of any Option Equity or create any encumbrance or other third party rights on any Option Equity;

5.2.2	it shall not increase or decrease the Shanghai IT Registered Capital;

5.2.3	it shall not dispose of or cause the management of Shanghai IT to dispose of any of the Shanghai IT Assets (except as occurs during the arm’s length operations);

5.2.4	it shall not terminate or cause the management of Shanghai IT to terminate any Material Agreements entered into by Shanghai IT, or enter into any other Material Agreements in conflict with the existing Material Agreements;

5.2.5	it shall not appoint or cancel or replace any executive directors or members of the board (if any), supervisors or any other management personnel of Shanghai IT to be appointed or dismissed by the Existing Shareholders;

5.2.6	it shall not announce the distribution of or in practice release any distributable profit, dividend or share profit or capital bonus;

5.2.7	it shall ensure that Shanghai IT shall validly exist and prevent it from being terminated, liquidated or dissolved;

5.2.8	it shall not amend the Articles of Association of Shanghai IT; and

5.2.9	it shall ensure that Shanghai IT shall not lend or borrow any money, or provide guarantee or engage in security activities in any other forms, or bear any substantial obligations other than on the arm’s length basis.

5.3	It must make all its efforts during the term of this Agreement to develop the business of Shanghai IT, and ensure that the operations of Shanghai IT are legal

Translation

and compliant with the regulations and that it shall not engage in any actions or omissions which might harm the Shanghai IT Assets or its credit standing or affect the validity of the Business Permits of Shanghai IT.

Article 6 - Confidentiality

6.1	Notwithstanding the termination of this Agreement, the Existing Shareholders shall be obliged to keep in confidence (i) the execution, performance and the contents of this Agreement; (ii) the commercial secret, proprietary information and customer information in relation to The9 Computer known to or received by it as the result of execution and performance of this Agreement; and (iii) the commercial secrets, proprietary information and customer information in relation to Shanghai IT known to or received by it as the shareholder of Shanghai IT (hereinafter collectively the “Confidential Information”). The Existing Shareholders may use such Confidential Information only for the purpose of performing its obligations under this Agreement. No Existing Shareholders shall disclose the above Confidential Information to any third parties without the written consent from The9 Computer, or they shall bear the default liability and indemnify the losses.

6.2	Upon termination of this Agreement, both Existing Shareholders shall, upon demand by The9 Computer, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

6.3	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

Article 7 – Term of Agreement

7.1	This Agreement shall take effect as of the date of formal execution by the Parties, and shall terminate when all the Option Equity is legally transferred under the name of The9 Computer and/or other entity or individual designated by it in accordance with the provisions of this Agreement.

Article 8 - Notice

8.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

Translation

8.3	Any notice, request, demand and other correspondences made to The9 Computer shall be delivered to the company address first here above listed with a copy sent or facsimiled to the following address:

Address:
Facsimile number: (852) 2577 3509

Article 9 – Default Liability

9.1	The Parties agree and confirm that, if any of the Existing Shareholders (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or omits substantially to perform any of the obligations hereunder, or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement (hereinafter a “Default”), then The9 Computer shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of The9 Computer notifying the Defaulting Party in writing and requiring it to rectify the Default, then The9 Computer shall have the right at its own discretion to select any of the following remedial measures, either (1) to terminate this Agreement and require the Defaulting Party to indemnify it for all the damage, or (2) to require mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage.

9.2	The Parties agree and confirm that in no circumstances shall the Existing Shareholders require to terminate this Agreement for any reason.

9.3	The rights and remedies set out herein shall be cumulative, and shall not preclude any other rights or remedies provided by law.

9.4	Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.

Article 10 - Miscellaneous

10.1	This Agreement shall be prepared in the Chinese language in [three (3)] original copies, with each involved Party holding one (1) copy hereof.

10.2	The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

Translation

10.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties.

10.4	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

10.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “Party’s Rights”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

10.6	The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

10.7	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

10.8	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

10.9	No Existing Shareholders shall assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from The9 Computer, and The9 Computer shall have the right to assign any of its rights and/or obligations hereunder to any of its designated third parties upon notice to the Existing Shareholders.

10.10	This Agreement shall be binding on the legal successors of the Parties.

[The following is intended to be blank]

Translation

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed as of the date and in the place first here above mentioned.

Signature:

Signature:

The9 Computer Technology Consulting (Shanghai) Co., Ltd.

(Company chop)

Signature by Authorized Representative:
Name:
Position:

Translation

Appendix I:

Basic Information of Shanghai IT

Company Name:	Shanghai Jiucheng Information Technology Co., Ltd.

Registered Address:	8885 Hutai Road, Shanghai, PRC

Registered Capital:	RMB3,000,000

Legal Representative:	[ ]

Equity Structure:

Shareholder’s Name	Contribution (RMB)	Equity Share
	RMB1,920,000	64%
	RMB1,080,000	36%

Total	RMB3,000,000	100%

Director:	[ ]

General Manager:	[ ]

Financial Year:	1 January till 31 December of a calendar year

Translation

Appendix II:

Format of the Option Exercise Notice

To: [Name of the Existing Shareholder(s)]

As this Company and you signed an Equity Transfer Option Agreement as of                      2004 (hereinafter the “Option Agreement”), and reached an agreement that you shall transfer the equity you hold in Shanghai Shanghai IT Technology Co., Ltd. (hereinafter “Shanghai IT”) to this Company or any third parties designated by this Company on demand of this Company to the extent as permitted by the PRC Law and regulations,

This Company hereby give this Notice to you as follows:

This Company hereby requires to exercise the Transfer Option under the Option Agreement and [this Company]/[name of company/individual] designated by this Company shall accept the equity you hold accounting for [        ]% of the Shanghai IT Registered Capital (hereinafter the “Proposed Accepted Equity”). You are required to forthwith transfer all the Proposed Accepted Equity to [this Company]/[name of designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement.

Best regards,

The9 Computer Technology Consulting (Shanghai) Co., Ltd.
(Company chop)

Authorized Representative:
Date:

Translation

Appendix III:

Format of the Power of Attorney

I,                                         , hereby irrevocably entrust                      [with his/her identity card number of                     ] to sign the Equity Transfer Agreement between                                          and myself regarding the Equity Transfer of Shanghai Jiucheng Information Technology Co., Ltd., and other related legal documents on my behalf as my authorized trustee.

Signature:
Date: